UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement.

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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Definitive Proxy Statement.

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Definitive Additional Materials.

☐
Soliciting Material Pursuant to §240.14a-12.

EYENOVIA, INC.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2022 ANNUAL MEETING
AND PROXY STATEMENT
Thursday, June 16, 2022
10:00 AM EDT
Virtual-Only at the following website address:
www.virtualshareholdermeeting.com/EYEN2022

295 Madison Avenue
Suite 2400
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2022

May 2, 2022
To the Stockholders of Eyenovia, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Eyenovia, Inc. will be held on June 16, 2022. In light of the potential health impact in connection with the ongoing COVID-19 pandemic, the Annual Meeting will again be held entirely online. The virtual meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of our annual meeting. You may attend the Annual Meeting online at the following website address: www.virtualshareholdermeeting.com/EYEN2022 and by entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at approximately 10:00 AM EDT, with login beginning at 9:45 AM EDT, via a live webcast on the Internet.
The Annual Meeting is called for the following purposes:
1.
To elect the six directors named in the Proxy Statement for a one-year term expiring in 2023 or until their successors have been elected and qualified;

2.
To approve an amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan to reserve an additional 1,500,000 shares of common stock for issuance thereunder;

3.
To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.
To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice. If you were a stockholder of record of Eyenovia common stock as of the close of business on April 18, 2022, you are entitled to receive this Notice and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at our principal executive offices in New York, NY during ordinary business hours for the 10-day period preceding the meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the meeting at the Annual Meeting website.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2021 Annual Report to Stockholders (including our 2021 Annual Report on Form 10-K) to stockholders via the Internet. On or about May 5, 2022, we will mail to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2021 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.
By Order of the Board of Directors of Eyenovia, Inc.,
/s/ Tsontcho Ianchulev

Tsontcho Ianchulev, M.D., M.P.H.
Chairman of the Board
New York, NY
Dated: May 2, 2022

EYENOVIA, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held June 16, 2022
i

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2022
Information Concerning Solicitation and Voting
This Proxy Statement, along with the accompanying notice of the 2022 annual meeting of stockholders, is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on June 16, 2022 at 10:00 AM EDT at the following website address: www.virtualshareholdermeeting.com/EYEN2022, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 18, 2022 are entitled to notice of and to vote at the meeting.
In this proxy statement, we refer to Eynovia, Inc. as “Eyenovia,” “the Company,” “we” and “us.”
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2021 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on May 2, 2022. We will begin mailing a Notice of Internet Availability of Proxy Materials on or about May 5, 2022 to our stockholders of record and beneficial owners as of the close of business on April 18, 2022, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.
Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the meeting.
We bear the expense of soliciting proxies. Our directors, officers, and employees may also solicit proxies personally or by telephone, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
Who may vote at the meeting?

A:
Our Board of Directors set April 18, 2022 as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 18, 2022, you may virtually attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the close of business on April 18, 2022, there were 31,698,424 shares of our common stock outstanding and entitled to vote at the meeting.

Q:
Why are we having a virtual only meeting?

A:
In light of the potential public health impact in connection with the ongoing COVID-19 pandemic and our commitment to support the health, safety and wellness of our communities, stockholders, and other stakeholders, we will hold the Annual Meeting in a virtual-only format, which will be conducted over the Internet via live webcast. We intend to hold the virtual Annual Meeting in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting.

Q:
How do I attend the meeting?

A:
We will host the Annual Meeting live via the Internet. You will not be able to attend the meeting in person. Participation in and attendance at the Annual Meeting is limited to stockholders as of the close of business on April 18, 2022. Such stockholders can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/EYEN2022. The webcast will begin at 10:00 AM EDT, on June 16, 2022. Online access will begin at 9:45 AM EDT, and we encourage you to access the Annual Meeting prior to the start time.

A list of the stockholders entitled to vote at the Annual Meeting may be examined at our principal executive offices in New York, NY during ordinary business hours for the 10-day period preceding the meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the meeting at the Annual Meeting website.
To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompany your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting. If you encounter difficulties accessing the virtual meeting, please call the technical support number 844-976-9738 (US) or 303-562-9301 (International). Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/EYEN2022.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to virtually attend and vote at the meeting. To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials.

If your shares are held in a brokerage account, bank, or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials. You also are invited to virtually attend and vote at the Annual Meeting, and should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.

Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present virtually at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•
Are present virtually and entitled to vote in person at the meeting;

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Properly submitted a Proxy Card or Voter Instruction Card; or

•
Do not provide your broker with instructions on how to vote, but the broker submits your proxy nonetheless (a broker non-vote).

If you are present virtually or by proxy at the Annual Meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Broker non-votes are also counted for purposes of determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless.
The election of directors (Proposal No. 1) and the amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan (Proposal No. 2) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal No. 3) is considered to be discretionary, and your brokerage firm will be able to vote on Proposal No. 3 even if it does not receive instructions from you, so long as it holds your shares in its name.
Q:
What proposals will be voted on at the meeting?

A:
The three proposals to be voted on at the Annual Meeting are as follows:

1.
To elect the directors named in the Proxy Statement for a one-year term expiring in 2023 or until their successors have been elected and qualified;

2.
To approve an amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan to reserve an additional 1,500,000 shares of common stock for issuance thereunder; and

3.
To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.
Q:
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan	The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan to increase in the aggregate number of shares to be granted thereunder. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the same effect as a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2022, our Audit Committee of our Board of Directors will reconsider its selection.

Q:
Can I access these proxy materials on the Internet?

A:
Yes. The Notice of Annual Meeting, Proxy Statement, and 2021 Annual Report to Stockholders (including the 2021 Annual Report on Form 10-K) are available for viewing, printing, and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2021 is also available under the Investors — Financials — SEC Filings section of our website at www.eyenovia.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:
How may I vote my shares at the virtual meeting?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to virtually attend and vote at the meeting. To participate in the Annual Meeting, you will need the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompany your proxy materials. To vote at the Annual Meeting, please follow the instructions that will be available on the Annual Meeting website during the Annual Meeting.

If your shares are held in a brokerage account, bank, or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to virtually attend and vote at the Annual Meeting, and should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Annual Meeting.
Q:
How can I vote my shares without virtually attending the meeting?

A:
If your common stock is held by a broker, bank, nominee, or trustee, they should send you instructions that you must follow in order to have your shares voted.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•
Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

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Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing, and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on June 15, 2022. Of course, you can always virtually attend the Annual Meeting and vote your shares. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.
Q:
How can I change my vote after submitting it?

A:
If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

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Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 295 Madison Avenue, Suite 2400, New York, NY 10017 at or before the taking of the vote at the meeting;

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Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 295 Madison Avenue, Suite 2400, New York, NY 10017 at or before the taking of the vote at the meeting;

•
Virtually attending the meeting and voting at the virtual meeting (although virtual attendance at the meeting will not in and of itself constitute a revocation of a proxy); or

•
If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on June 15, 2022.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote at the virtual meeting by following the instructions provided by your bank, broker or other holder of record to participate in the Annual Meeting.
Q:
Where can I find the voting results of the meeting?

A:
We plan to announce the preliminary voting results at the Annual Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days after the meeting.

Q:
For how long can I access the proxy materials on the Internet?

A:
The Notice of Annual Meeting and Proxy Statement, 2021 Annual Report to Stockholders, and Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available, free of charge, in PDF and HTML format under the Investors — Financials — Annual Meeting Materials section of our website at www.eyenovia.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of eight members, each of whom serve for a one-year term or until a successor has been elected and qualified. Because there are only six director nominees for this Annual Meeting, there will be two vacancies on our Board of Directors if all of the director nominees are elected to our Board of Directors. Under the terms of our third amended and restated certificate of incorporation and amended and restated bylaws, the Board of Directors may fill these vacancies at any time.
If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the director nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by our Board of Directors to fill the vacancy. We do not expect that any of the nominees will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.
On April 29, 2022, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Tsontcho Ianchulev, M.D., M.P.H., Julia A. Haller, M.D., Kenneth B. Lee, Jr., Charles E. Mather IV, Rachel Jacobson, and Stephen Benjamin for election at the Annual Meeting for a term of one year to serve until the 2023 annual meeting of stockholders, and until their respective successors have been elected and qualified. Dr. Curt LaBelle and Dr. Anthony Sun will not stand for reelection at the Annual Meeting, and their terms as our directors will accordingly expire as of that date. This was not a result of any disagreement between either director and the Company.
The name of and certain information regarding each director nominee as of April 18, 2022 is set forth below. This information is based on data furnished to us by the directors. There is no family relationship between any director, executive officer, or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is 295 Madison Avenue, Suite 2400, New York, NY 10017.
Name of Director Nominee	Age	Positions with Eyenovia	Director Since
Tsontcho Ianchulev, M.D., M.P.H.	48	Chief Executive Officer, Chief Medical Officer and Chairman of the Board	March 2014
Julia A. Haller, M.D.	67	Director	April 2021
Kenneth B. Lee, Jr.	74	Lead Director	March 2018
Charles E. Mather IV	62	Director	March 2018
Rachel Jacobson	48	Director	February 2022
Stephen Benjamin	52	Director	February 2022
Director Nominees
Tsontcho Ianchulev — Chief Executive Officer, Chief Medical Officer, Chairman
Dr. Ianchulev has been serving as our Chief Executive Officer, Chief Medical Officer and a member of our Board of Directors since March 2014. From 2009 to 2016, he was the chief medical officer and the head of technology and business development for Transcend Medical, Inc. (acquired by Novartis AG (NYSE:NVS)/Alcon Inc. (NYSE: ALC)). Prior to that, while at Genentech, Inc. (previously NYSE: DNA, before going private in 2009), Dr. Ianchulev headed the ophthalmology research group and directed the development and the FDA approval of Lucentis. Dr. Ianchulev currently serves as a director of the ASCRS Foundation, and is a member of the board of directors of Iantrek, Inc. and AEye, Inc. He was formerly chairman of the board of directors of ianTECH, Inc. from 2014 until its acquisition by Carl Zeiss Meditec

AG (ETR: AFX) in December 2018. Dr. Ianchulev received his B.S. from the University of Rochester. He received both his M.D. and an M.P.H. from Harvard University and completed his specialty training at the Doheny Eye Institute. Currently, Dr. Ianchulev serves as a professor in the New York Eye and Ear Infirmary of Mount Sinai.
We believe that Dr. Ianchulev’s experience in drug discovery and development of pharmaceutical products and in the operation of biopharmaceutical businesses is valuable to the Company and qualifies him to serve as one of our directors.
Julia A. Haller — Director
Dr. Haller has been a member of our Board of Directors since April 2021. Since November 2007, Dr. Haller has been the Ophthalmologist-in-Chief of Wills Eye Hospital, where she holds the William Tasman, M.D. Endowed Chair and is Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals. Prior to her current positions, Dr. Haller trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident. She then joined the Johns Hopkins faculty where she directed the retina fellowship program and held the Katharine Graham Chair in Ophthalmology. Currently, Dr. Haller is a board member of Bristol-Myers Squibb Company (NYSE: BMY) and Opthea Limited (NASDAQ: OPT). Dr. Haller was previously a board member of Celgene Corporation (NASDAQ: CELG, which was acquired by Bristol-Myers Squibb). Dr. Haller currently serves on the board of The Philadelphia Orchestra Association, is vice chair of the Board of Trustees of The College of Physicians of Philadelphia, is president and serves on the board of directors of the Women in Medicine Legacy Foundation, chairs the Heed Foundation and is member of Board of Trustees of The Society of Heed Fellows, and is first vice-president of the council for the Johns Hopkins Medical and Surgical Association. Dr. Haller received an A.B. in Philosophy from Princeton University and her M.D. from Harvard University Medical School.
We believe that Dr. Haller’s experience in science and healthcare, including serving as a director for companies in the life sciences industry, is of considerable importance and is valuable to the Company and qualifies her to serve as one of our directors.
Kenneth B. Lee, Jr. — Director
Mr. Lee has been a member of our Board of Directors since March 2018. Since January 2003, he has been a general partner of Hatteras Venture Partners, a venture capital fund focusing on life science companies. Previously he was president of Pappas Capital, LLC (formerly A. M. Pappas & Associates, LLC), following 29 years with Ernst & Young Global limited, where he was most recently managing director of the firm’s health sciences corporate finance group. Mr. Lee currently serves on the board of directors of BioCryst Pharmaceuticals, Inc. (NASDAQ: BCRX) and Aerami Therapeutics, Inc. Previously, he served on the boards of several private and public companies, including Abgenix, Inc. (NASDAQ: ABGX, acquired by Amgen Inc. (NASDAQ: AMGN)), Old API Wind-down Ltd. (f/k/a Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ)), which wound down in Canada and completed its liquidating Chapter 11 plan in the United States in May 2019), CV Therapeutics, Inc. (NASDAQ: CVTX, acquired by Gilead Sciences, Inc. (NASDAQ: GILD)), Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH, acquired by Merck & Co., Inc. NYSE: MRK), Maxygen, Inc. (NASDAQ: MAXY, dissolved), OSI Pharmaceuticals, Inc. (NASDAQ: OSIP, acquired by Astellas Pharma Inc. (OTC: ALPMY)). Mr. Lee received a B.A. from Lenoir-Rhyne University and an M.B.A. from the University of North Carolina at Chapel Hill.
We believe that Mr. Lee’s experience advising biotechnology companies regarding financial and partnering strategies, his extensive background in finance and his experience serving on the boards of biotech companies is valuable to the Company and qualifies him to serve as one of our directors.
Charles E. Mather IV — Director
Mr. Mather has been a member of our Board of Directors since March 2018. Since October 2019, Mr. Mather has been Managing Director, Head of Life Sciences and Medical Technology Capital Markets at Truist Securities, Inc., (f/k/a Suntrust Robinson Humphrey, Inc.). Prior to that, from March 2015 to September 2019, Mr. Mather was Managing Director, Co-Head of Equity Capital Markets at BTIG, LLC.

From December 2009 to February 2015, he was the Head of Private and Alternative Capital and Co-Head of Equity Capital Markets at Janney Montgomery Scott LLC. Between May 2007 and September 2008, Mr. Mather was the head of the Structured Equity Group at Jefferies Group, Inc. (formerly NASDAQ: JEFG). Prior to that, Mr. Mather held various senior investment banking positions at Cowen and Company, LLC, including as Co-Head of the Private Equity Group. Mr. Mather serves on the board Wentz LLC. Mr. Mather also served on the board of Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP) until February 2019 and The Finance Company of Pennsylvania until June 2017. Mr. Mather received a B.A. in History from Brown University and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania.
We believe Mr. Mather’s extensive experience advising life science companies as an investment banker is valuable to the Company and qualifies him to serve as one of our directors.
Rachel Jacobson. — Director
Ms. Jacobson has been a member of the Board of Directors since February 2022. Ms. Jacobson brings to the Board significant expertise in business development and marketing, having served in leadership positions at major global sports organizations including the Drone Racing League (DRL) and the National Basketball Association (NBA). Currently, Ms. Jacobson serves as the President of DRL, the world’s premier, professional drone racing property, where she spearheads global partnerships and media rights deals, and leads the marketing and business development teams, bringing to DRL her legacy of creating transformative partnerships with leading sports and technology brands. Prior to DRL, she served as the Chief Business Development Officer at Landit, the market leader in personalized career pathing technology to increase the success and engagement of women and diverse groups in the workplace. Before that, she spent 21 years at the NBA, where she oversaw business development, licensing, marketing, account management, event planning, and held several other roles during her tenure. As their SVP of Global Partnerships, she closed partnership sales and secured global partnerships with some of the world’s most prominent companies including PepsiCo, ExxonMobil, Under Armour, Marriott, Harman, Kaiser Permanente and other Fortune 500 companies. Ms. Jacobson has received numerous industry accolades, including being named a Fortune’s Most Powerful Women member, Cynopsis Top Women in Media’s “Innovator & Disruptor,” TechStars Sports Accelerator Mentor and a recipient of Sports Business Journal’s 40 Under 40 Award. She is a charter member of the W.O.M.E.N. Mentoring Program, where she helps other professional women advance their careers through leadership training. Ms. Jacobson is a graduate of the Cornell University School of Hotel & Business Management.
We believe Ms. Jacobson’s significant experience in business development and marketing is valuable to the Company and qualifies her to serve as one of our directors.
Stephen Benjamin — Director
Mr. Benjamin has been a member of the Board of Directors since February 2022. Mr. Benjamin is an attorney with a track record of leadership in government and the public sector. Mr. Benjamin is a Principal in The Benjamin Firm, LLC and Of Counsel at The Charleston Group, where he co-chairs the firm’s Public Finance and Affordable Housing Practices. Previously, he was elected Mayor of Columbia, South Carolina in April of 2010 with a vision of transforming South Carolina’s capital city into a talented, educated and entrepreneurial city of the New South. He served three successful terms as Mayor concluding in December of 2021. Prior to his service as mayor, Mr. Benjamin served in South Carolina Governor Jim Hodges’ Cabinet as the Chief Executive of a 950 employee state agency; served as special counsel at a national law firm; served on the Board of Directors, Audit & CRA Committees of a financial institution; served on the Board of Directors of a NYSE traded financial services company; and served on the Board of Trustees of a not for profit hospital. Mr. Benjamin has served as President of the U.S. Conference of Mayors (2018-2019), President of the African American Mayors Association, Vice Chairman of the Global Parliament of Mayors, Executive Chairman of Municipal Bonds for America, and as a Member of the Federal Communications Commission’s Intergovernmental Advisory Committee. Mr. Benjamin is a graduate of the University of South Carolina and the University of South Carolina School of Law.
We believe Mr. Benjamin’s leadership experience in government and the public sector as well as his previous service on the board of a NYSE traded financial services company is valuable to the Company and qualifies him to serve as one of our directors.

Required Vote
Provided there is a quorum for the meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors unanimously recommends that stockholders vote FOR all the director nominees listed above.

PROPOSAL TWO
AMENDMENT TO THE EYENOVIA, INC.
AMENDED AND RESTATED 2018 OMNIBUS STOCK INCENTIVE PLAN
Pursuant to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) we may grant long-term equity incentives in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, and other stock-based awards to employees, consultants, and non-employee directors of the Company. We believe that the effective use of long-term equity incentives is essential to attract, motivate, and retain employees of the Company, to further align participants’ interests with those of our stockholders, and to provide participants incentive compensation opportunities that are competitive with those offered by other companies in the same industry and locations as ours.
In this Proposal Two, we are asking our stockholders to approve an amendment to the 2018 Plan. The full text of the 2018 Plan, as amended, is attached as Annex A to this Proxy Statement.
The amendment to the 2018 Plan increases the total number of shares of common stock reserved for issuance under the 2018 Plan by 1,500,000 shares to a total of 5,700,000 shares. As of April 18, 2022, of the 4,200,000 shares of the Company’s common stock reserved for issuance under the 2018 Plan, only 250,185 shares remained available for future grant. The requested increase of 1,500,000 shares represents approximately 4.73% of the outstanding shares of the Company’s common stock as of April 18, 2022.
The Board of Directors believes that increasing the share reserve in the 2018 Plan is necessary for the Company to continue to attract and retain the highest caliber of employees, link incentive awards to Company performance, encourage employee ownership in the Company, and align the interests of employees and directors with those of the Company’s stockholders. Increasing the share reserve will allow the Company to continue to provide a variety of equity awards as part of the Company’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. It supports the Company’s balanced approach to employee compensation, wherein the Company uses a mix of components, including equity awards, to facilitate management decisions that favor longer-term stability. If the amendment to the 2018 Plan is not approved, the Board believes that the remaining shares of common stock reserved for issuance under the 2018 Plan will be insufficient to accomplish its purposes.
The Board of Directors unanimously approved the amendment to the 2018 Plan on February 28, 2022. As of April 18, 2022, approximately 46 employees, 19 consultants and 7 non-employee directors were eligible to participate in the 2018 Plan. The closing price of the Company’s common stock on The Nasdaq Capital Market on April 18, 2022 was $2.81.
Required Vote
Provided there is a quorum for the meeting, approval of the amendment to the 2018 Plan requires the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Under applicable exchange listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this proposal.
Our Board of Directors unanimously recommends that stockholders vote FOR the amendment to the 2018 Plan.
Summary of the Amended and Restated 2018 Omnibus Stock Incentive Plan, as Amended
Following is a summary of the principal features of the 2018 Plan, as amended, which assumes this Proposal Two is approved by the Company’s stockholders.

Key Provisions
Following are the key provisions of the 2018 Plan, as amended:
Provisions of the 2018 Plan, as amended	Description
Share Reserve:
•
Total of 5,700,000 shares of the Company’s common stock.

•
The reserved shares will be reduced (i) by one share for each share granted pursuant to awards awarded under the 2018 Plan, as amended, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company will be deemed to have issued the number of shares of common stock which it was entitled to issue upon such exercise.

Award Types:	• Incentive and nonstatutory stock options • Stock appreciation rights (“SARs”) • Restricted stock awards • Restricted stock unit awards (“RSUs”) • Dividend equivalent rights
Vesting:	Determined by our Board of Directors or a committee designated by our Board, subject to a minimum twelve month vesting schedule.
Repricing:	Repricing of outstanding stock awards is not permitted without the approval of the Company’s stockholders, except for certain proportionate capitalization adjustments as set forth in the 2018 Plan, as amended.
2018 Plan, as amended, Termination Date:	March 31, 2031
Administration
The 2018 Plan, as amended, is administered by our Board of Directors or a committee designated by our Board. With respect to grants of awards to our officers or directors, the 2018 Plan, as amended, is administered by our Board or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards, and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2018 Plan, as amended.
Available Shares
Subject to adjustment upon certain corporate transactions or events, a maximum of 5,700,000 shares of our common stock may be issued under the 2018 Plan, as amended. Any shares covered by an award that is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2018 Plan, as amended. Shares that actually have been issued under the 2018 Plan, as amended, pursuant to an award shall not be returned to the 2018 Plan, as amended, and shall not become available for future issuance under the 2018 Plan, as amended, other than unvested shares that are forfeited or repurchased by the Company. In the event any option or other award granted under the 2018 Plan, as amended, is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2018 Plan, as amended. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of an SAR, then we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which we were entitled to issue upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2018 Plan, as amended.
Minimum Vesting Period
All awards will be subject to a minimum twelve month vesting schedule from the applicable date of grant such that no portion of any such award will vest or become exercisable prior the first anniversary of the date of grant of the award. Notwithstanding this minimum vesting requirement, the plan administrator retains discretionary authority to accelerate the vesting of awards under the 2018 Plan, as amended.
Dividends
No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the grantee.
Eligibility and Types of Awards
The 2018 Plan, as amended, permits us to grant stock awards, including stock options, SARs, restricted stock, RSUs, and dividend equivalent rights to our employees, directors, and consultants.
The annual limit on the grant date fair value of awards to any non-employee director, together with any cash fees paid during the year, is $150,000, subject to certain exceptions for a non-executive chair of the Board of Directors.
Stock Options
A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2018 Plan, as amended, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2018 Plan, as amended, will become exercisable at the rate specified by the plan administrator.
The plan administrator determines the term of the stock options granted under the 2018 Plan, as amended, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionholder, (d) a net exercise of the option, (e) past or future services rendered, and (f) any combination of the foregoing methods of payment.
Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.
Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock (or any of our affiliates) may not be an incentive stock option unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.
Stock Appreciation Rights
SARs may be granted under the 2018 Plan, as amended, either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2018 Plan, as amended, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of an SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.
The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of an SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of an SAR is determined by dividing (a) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (b) the fair market value of a share of common stock on the exercise date.
If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.
The exercise of an SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2018 Plan, as amended, on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.
Restricted Stock
Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.
Restricted Stock Units
An RSU is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally will be forfeited to us.
Dividend Equivalent Rights
Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.
Performance-Based Compensation
The 2018 Plan, as amended, establishes procedures for the Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria,as set forth in the 2018 Plan, as amended, established by the plan administrator for a specified performance period. The plan administrator will establish the performance goals before the 90th day of the applicable performance period (or, if the performance period is less than a year, no later than the number of days which is equal to 25% of the performance period).
Corporate Transactions
Effective upon the consummation of a corporate transaction, all outstanding awards under the 2018 Plan, as amended, will terminate unless they are assumed in connection with the corporate transaction.
The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction, and exercisable at the time of the grant of an award under the 2018 Plan, as amended, or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2018 Plan, as amended, and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction shall remain fully exercisable until the expiration or sooner termination of the award.
Amendment and Termination
Our Board of Directors generally may amend, suspend, or terminate the 2018 Plan, as amended. However, it may not amend the 2018 Plan, as amended, without stockholder approval for certain actions, such as an increase in the number of shares reserved under the 2018 Plan, as amended, modifications to the provisions of the 2018 Plan, as amended, regarding the grant of incentive stock options, modifications to the provisions of the 2018 Plan, as amended, regarding the exercise prices at which shares may be offered pursuant to options, extension of the expiration date of the 2018 Plan, as amended, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.
Tax Withholding
The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) delivering to the Company already-owned shares of common stock, (d) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (e) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (f) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2018 Plan, as amended.
Summary of Federal Income Tax Consequences of the 2018 Plan, as Amended
The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2018 Plan, as amended, and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2018 Plan, as amended, should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.
If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (a) sales of the shares in a disqualifying disposition, (b) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (c) tax credits that may be available to participants subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (a) the exercise price is no less than the fair market value of the stock on the date of grant, and (b) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes will apply if the participant is or was an employee. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.
Stock Appreciation Rights
A participant will not normally recognize taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).
Restricted Stock
A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (a) the date the shares become transferable, (b) the date the shares are no longer subject to a substantial risk of forfeiture, or (c) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.
Restricted Stock Units
A participant will not normally recognize taxable income upon receipt of an RSU award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.
Dividend Equivalent Rights
A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. The Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.
Other Awards
The Company generally will be entitled to an income tax deduction in connection with an award under the 2018 Plan, as amended, in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A
Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2018 Plan, as amended, will be designed to qualify for an exception from the requirements of Section 409A. Certain awards under the 2018 Plan, as amended, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A will generally be designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2018 Plan, as amended, is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.
Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.
Equity Compensation Plan Information
The following table provides information as of December 31, 2021 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan, as amended	1,021,222	$2.96	29,008
Amended and Restated 2018 Omnibus Stock Incentive Plan	3,483,901	4.01	671,733
Equity compensation plans not approved by security holders	—	—	—
Total	4,505,123	$3.78	700,741
New Plan Benefits
As described above, the selection of participants who will receive awards under the 2018 Plan, as amended, and the size and types of awards will be determined by our Board of Directors in its discretion. Therefore, the amount of any future awards under the 2018 Plan, as amended, is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Board of Directors, including its Audit Committee, has selected and appointed Marcum LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022, and recommends that stockholders vote for the ratification of such appointment. Marcum LLP has audited our financial statements annually since 2017. Marcum LLP has advised us that it does not have, and has not had, any direct or indirect financial interest in the Company that impairs its independence under SEC rules. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.
Representatives of Marcum LLP are expected to be present virtually at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Required Vote
Provided there is a quorum for the meeting, ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Since the ratification of the appointment of Marcum LLP is considered a “routine” matter on which brokers may vote without specific instructions from the customer, no broker non-votes are expected in connection with this proposal.
Our Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE MATTERS
Information about our Board
Our Board of Directors currently comprises of eight members consisting of Drs. Haller, Ianchulev, LaBelle and Sun, and Messrs. Lee, Mather and Benjamin, and Ms. Jacobson. Each nominating director will be elected for a term of one year and will serve until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or the stockholders (as provided in our amended and restated bylaws).
As Chairman, Dr. Ianchulev, who is also our Chief Executive Officer and Chief Medical Officer, has authority to, among other things, call and preside over meetings of our Board of Directors, set meeting agendas, and determine materials to be distributed to our Board. Accordingly, Dr. Ianchulev has substantial ability to shape the work of our Board. We believe Dr. Ianchulev possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and our business, and is well positioned to develop agendas that ensure our Board’s time and attention are focused on critical matters.
Director Independence
Of our current directors, our Board of Directors has determined that Drs. Haller and Sun, and Messrs. Lee, Mather and Benjamin, and Ms. Jacobson are “independent” under The Nasdaq Stock Market listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Family Relationships
There is no family relationship between any director, executive officer, or person nominated to become a director or executive officer of the Company.
Selection of Nominees for our Board of Directors
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. In addition, the committee is responsible for establishing the procedures for our stockholders to nominate candidates to our Board. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including educational background, diversity, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
On February 4, 2022, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Stuart M. Grant, a shareholder of the Company. Pursuant to the Settlement Agreement, the Company added two new directors, Rachel Jacobson and Stephen Benjamin, to the Board, and has nominated such directors for re-election at the Annual Meeting. In addition, the Settlement Agreement provides that a third new director shall be mutually agreed-upon by the Company and Mr. Grant. If this person is identified and agreed upon by the Company and Mr. Grant prior to the Annual Meeting, the Company intends to file a supplement to this proxy statement to include information regarding that additional nominee.
Our amended and restated bylaws permit any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth (10th) business day following the date on which notice of such meeting is first given to stockholders.
Any such notice must set forth the following: (A) the name and address, as they appear on the Company’s books, of  (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person (as defined below); (B) (i) any material interest in each director nomination of such stockholder or any Stockholder Associated Person, individually or in the aggregate, (ii) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock, (iii) as to the stockholder and any Stockholder Associated Person, the name and address of such stockholder and Stockholder Associated Person, as they appear on the Company’s stock ledger, and current name and address, if different, and (iv) to the extent known by the stockholder, the name and address of any other stockholder supporting the nominee for election as a director; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by our Board of Directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected. Our amended and restated bylaws define “Stockholder Associated Person” as (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by, or under common control with such Stockholder Associated Person.
Our Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the committee evaluates nominees recommended by other persons as well as its own nominee recommendations.
The following table sets forth information on each director’s voluntary self-identified characteristics in a tabular format.

Board Diversity Matrix (As of April 18, 2022)
Total Number of Directors: 8 Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	6	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	0	1	0	0
South Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Persons with Disabilities	0
Information Regarding Meetings of our Board and its Committees
During 2021, our Board of Directors held 26 meetings. Our Board’s three permanent committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, collectively held 12 meetings in 2021.
All of our directors then serving on our Board of Directors attended at least 75% of the aggregate of all meetings of our Board and the committees on which he or she served during 2021. We do not have a formal written policy with respect to directors’ attendance at our annual meetings of stockholders. In 2021, Drs. Ianchulev and LaBelle and Mr. Mather, and former directors, Drs. Eshelman and Mario, attended the virtual annual meeting of stockholders.
Board Committees
Committees of our Board of Directors
Our Board of Directors has adopted written charters for each of its permanent committees, all of which are available under Investors — Governance — Documents & Charters section of our website at www.eyenovia.com. The following table provides membership information of our directors in each committee of our Board as of April 18, 2022.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stephen Benjamin
Julia A. Haller, M.D.
Rachel Jacobson
Curt LaBelle, M.D., MBA
Kenneth B. Lee, Jr.
Charles E. Mather IV
Anthony Y. Sun, M.D.

= Committee Chair
= Member
Audit Committee
Our Board of Directors has an Audit Committee, composed of Messrs. Lee (Chair), Mather and Benjamin, and Dr. LaBelle, each of whom satisfy the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of The Nasdaq Stock Market listing rules and Section 10A(m)(3) of the Exchange Act. Our Board has determined that Mr. Lee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our Audit Committee met four times during the 2021 fiscal year.
The Audit Committee oversees our corporate accounting, financial reporting practices, disclosures and the audits of financial statements. The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition” (“MD&A”) and the annual audited financial statements, and recommending to our Board of Directors whether the audited financial statements should be included in our Form 10-K;

•
reviewing and discussing with management and the independent auditor the Company’s disclosures under the MD&A section included in our Form 10-Q, the quarterly financial statements, and the independent auditor’s evaluation of our ability to continue as a going concern;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
assessing the impact of significant accounting or financial developments that may have an impact on the Company;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
monitoring compliance with employee conflict of interest policies and regulations;

•
reviewing and approving all related-party transactions;

•
reviewing and enforcing the Company’s Code of Conduct and Business Ethics;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
reviewing with the independent auditor and certain executive officers the adequacy and effectiveness of our accounting and internal control policies, and our internal control over financial reporting;

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or reports which raise material issues regarding our financial statements or accounting policies;

•
overseeing internal audit coverage and reviewing reports to management prepared by the internal audit function, as well as management’s response; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee has a charter, which is reviewed annually. Please also see the report of the Audit committee set forth elsewhere in this proxy statement.
Compensation Committee
Our Board of Directors has a Compensation Committee, composed of Dr. Sun (Chair) and Messrs. Lee and Mather, all of whom satisfy the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of The Nasdaq Stock Market listing rules. Our Compensation Committee met seven times during the 2021 fiscal year.
The Compensation Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives of the Company’s executive compensation plans;

•
evaluating our Chief Executive Officer’s performance in light of our corporate goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
reviewing and approving any employment, severance, change in control, or termination arrangements with any executive officer;

•
reviewing employee compensation arrangements and benefit plans in light of the goals and objectives of such arrangements or plans, and evaluating their impact on risk-taking and our corporate strategy;

•
implementing, administering, and reviewing our incentive compensation equity-based remuneration plans;

•
evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee may consider recommendations by our Chief Executive Officer regarding the Company’s compensation and employee benefit plans and practices with respect to executive officers, other than the Chief Executive Officer, and the Company’s director compensation arrangements. Pursuant to its written charter, the Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to conduct investigations into or studies of matters within the committee’s scope of responsibilities. Additionally, the Compensation Committee has the authority to form subcommittees and may delegate to such subcommittees such power and authority as the committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members.
The Compensation Committee’s independent compensation consultant during fiscal year 2021 was Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook is engaged by, the Compensation Committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee has authorized FW Cook to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and FW Cook is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.
It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2021, FW Cook only provided services for the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook’s services for the Compensation Committee does not raise any conflict of interest.
The Compensation Committee has a charter, which is reviewed annually.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Mather (Chair) and Lee, and Ms. Jacobson. Each of Messrs. Mather and Lee, and Ms. Jacobson, satisfy the independence requirements of Rule 5605(a)(2) of The Nasdaq Stock Market listing rules. Our Nominating and Corporate Governance Committee met one time during the 2021 fiscal year:
•
developing and recommending to the Board of Directors minimum qualifications for director nominees;

•
identifying and screening candidates for the Board, and recommending nominees for election of directors;

•
establishing procedures to exercise oversight of the evaluation of the Board, including an annual self-assessment by all directors of the Board and its standing committees;

•
developing and recommending to the Board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board;

•
reviewing the structure of the Board’s committees and recommending to the Board for its approval directors to serve as members of each committee; and

•
making recommendations to Board with respect to potential successors to the Company’s Chief Executive Officer and Chairman of the Board and developing and recommending to the Board annual management succession and career development plans with respect to the Company’s senior management.

The Nominating and Corporate Governance Committee has a charter, which will be reviewed annually.
Risk Oversight
While the Company’s senior management has responsibility for the management of risk, our Board of Directors plays an important role in overseeing this function. Our Board reviews our market and business risks during its meetings and, since its formation, each of its committees began overseeing risks associated with its respective area of responsibility. In particular, the Audit Committee oversees risk related to our accounting, tax, financial, and public disclosure processes. It also assesses risks associated with our financial assets. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on the Company. Our Nominating and Corporate Governance Committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of the Board’s committees reports to the full Board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.
Dr. Ianchulev currently holds the positions of both chairman of the Board and chief executive officer of the Company. We believe this Board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with The Nasdaq Stock Market listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Ianchulev in attendance.
ESG Oversight
At the board level, we recently amended the charter of Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee to include within each committee’s purpose, duties and responsibilities oversight of our environmental, social and governance (‘‘ESG’’) practices and policies. Each committee’s specific duties and responsibilities in this regard will include reviewing, monitoring, evaluating and overseeing the Company’s programs, policies and practices relating to ESG risks, opportunities and impacts to support the sustainable growth of the Company’s business, as it relates to each such committee’s duties and responsibilities, and making recommendations to the Board of Directors regarding the Company’s overall strategy with respect to ESG matters.
Code of Conduct
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, and agents and representatives. The full text of our code of business conduct and ethics is available under the Investors — Governance — Documents & Charters section of our website at www.eyenovia.com. Our Board of Directors is responsible for overseeing our code of business conduct and ethics and any waivers applicable to any director, executive officer, or employee. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above.
Hedging and Pledging Transactions
Under our Insider Trading Policy, we strongly discourage our employees (including our named executive officers) and our directors from hedging our securities, holding shares of our common stock in a margin account, or pledging shares of our common stock as collateral for a loan.

Stockholder Communications with our Board of Directors
Stockholders who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive office at 295 Madison Avenue, Suite 2400, New York, NY 10017. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION
In March 2018, our Board of Directors established a compensation program for the Company’s non-employee directors. Each such director receives an annual retainer of $35,000 and equity award valued at $50,000 payable half in RSUs and half in options for service on the Board.
During 2021, our Board of Directors, upon recommendation of the Compensation Committee, approved additional annual cash fees for each Board committee. Our Audit Committee Chair received an additional annual retainer of $20,000, while all other members of our Audit Committee received an additional annual retainer of $8,000. Our Compensation Committee Chair received an additional annual retainer of $15,000, while all other members of our Compensation Committee received an additional annual retainer of $6,000. Our Nominating and Corporate Governance Chair received an additional annual retainer of $10,000, while all other members of our Nominating and Corporate Governance Committee received an additional annual retainer of $4,500.
In addition, in February 2022, our Board of Directors, upon recommendation of the Compensation Committee, approved additional annual cash fees for each Board committee. Our Audit Committee Chair will receive an additional annual retainer of $20,000, while all other members of our Audit Committee will receive an additional annual retainer of $10,000. Our Compensation Committee Chair will receive an additional annual retainer of $15,000, while all other members of our Compensation Committee will receive an additional annual retainer of $7,500. Our Nominating and Corporate Governance Chair will receive an additional annual retainer of $10,000, while all other members of our Nominating and Corporate Governance Committee will receive an additional annual retainer of $5,000.
The following table sets forth certain information concerning the compensation of our then serving directors (excluding Dr. Ianchulev who is a named executive officer) for the fiscal year ended December 31, 2021:
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)	Total ($)
Fredric N. Eshelman(8)	$43,000	$25,000(2)	$25,000(4)	—	$93,000
Curt H. LaBelle	$35,000	$25,000(2)	$25,000(5)	—	$85,000
Ernest Mario(9)	$45,000	$25,000(2)	$25,000(4)	—	$85,000
Julia A. Haller	$26,250	$31,250(3)	$31,250(7)	—	$88,750
Kenneth B. Lee, Jr.	$65,500	$25,000(2)	$25,000(6)	—	$111,000
Charles E. Mather IV	$53,500	$25,000(2)	$25,000(6)	—	$99,000
Anthony Y. Sun	$50,000	$25,000(2)	$25,000(6)	—	$100,000

(1)
The amounts reported in the “Stock awards” and “Option awards” columns reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions underlying the valuation of equity awards.

(2)
On November 17, 2021, the Compensation Committee approved grants of RSUs to each of Drs. Eshelman, LaBelle, Mario and Sun, and Messrs. Lee and Mather for 6,963 shares of our common stock with an aggregate grant date fair value for each director of $25,000, computed in accordance with FASB ASC Topic 718. These grants of RSUs vest on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to the director’s continued service on the Board and acceleration upon change in control.

(3)
On November 17, 2021, the Compensation Committee approved grants of RSUs to Dr. Haller for 6,963 shares of our common stock with an aggregate grant date fair value for the director of $25,000, computed in accordance with FASB ASC Topic 718. These grants of RSUs vest on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to the director’s continued service on the Board and acceleration upon change in control. On March 31, 2021, the Compensation Committee approved grants of RSUs to Dr. Haller for 1,223 shares of our common stock with an aggregate grant date fair value for the director of $6,250, computed in accordance with FASB ASC Topic 718. These grants of RSUs vested on the 2021 annual meeting of stockholders of our Company.
(4)
During 2021, the Board of Directors approved grants of an option to purchase 9,653 shares of our common stock at an exercise price of $3.59 per share to each of Drs. Eshelman and Mario, exercisable on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to each director’s continued service on the Board and acceleration upon a change in control. As of December 31, 2021, each held additional options for the purchase of an aggregate of 96,676 shares of our common stock.

(5)
During 2021, the Board of Directors approved a grant to Dr. LaBelle of an option to purchase 9,653 shares of our common stock at an exercise price of $3.59 per share, exercisable on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to his continued service on the Board and acceleration upon a change in control. As of December 31, 2021, Dr. LaBelle held additional options for the purchase of an aggregate of 298,410 shares of common stock, which includes 70,000 shares related to a fully-vested option to purchase 140,000 shares of our common stock issued to Private Medical Equity, Inc. (“PME”). Drs. Ianchulev and LaBelle are partners in PME. As a result, the option is allocated equally to each of Drs. Ianchulev and LaBelle.

(6)
During 2021, the Board of Directors approved grants to each of Dr. Sun and Messrs. Lee and Mather an option to purchase 9,653 shares of our common stock at an exercise price of $3.59 per share, exercisable on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to each director’s continued service on the Board and acceleration upon a change in control. As of December 31, 2021, each held additional options for the purchase an aggregate of 23,342 shares of our common stock.

(7)
During 2021, the Board of Directors approved a grant to Dr. Haller of an option to purchase 9,653 shares of our common stock at an exercise price of $3.59 per share, exercisable on the earlier of November 17, 2022 or the date of the Annual Meeting, subject to her continued service on the Board and acceleration upon a change in control. During 2021, the Board of Directors approved a grant to Dr. Haller of an option to purchase 1,637 shares of our common stock at an exercise price of $5.11 per share, exercisable on the date of the Company’s 2021 annual meeting of stockholders.

(8)
Director Fredric N. Eshelman resigned from the Board on December 13, 2021.

(9)
Director Ernest Mario resigned from the Board on February 3, 2022.

None of our non-employee directors received any compensation for the fiscal year ended December 31, 2021 other than as reflected above.

AUDIT COMMITTEE REPORT
The Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2021, (2) discussed with Marcum LLP (“Marcum”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (3) received the written disclosures and the letter from Marcum concerning applicable requirements of the PCAOB regarding Marcum’s communications with the Audit Committee concerning independence, and (4) discussed with Marcum its independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is filed with the SEC.
The Audit Committee is currently composed of the following four directors: Messrs. Lee (Chair), Mather and Benjamin, and Dr. LaBelle.
All are independent directors as defined in Rules 5605(a)(2) and 5605(c)(2) of The Nasdaq Stock Market listing rules and Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Mr. Lee is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available under the — Investors — Governance — Documents & Charters section of our website at www.eyenovia.com.
Marcum has served as our independent registered public accounting firm since 2017 and audited our financial statements for the years ended December 31, 2016 through December 31, 2021.
Summary of Fees
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted non-audit services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees billed for professional services rendered to us by Marcum in 2021 and 2020. A description of these various fees and services follows the table.
	2021	2020
Audit Fees	$164,635.00	$150,455.00
Audit-Related Fees	$75,020.00	$51,425.00
Tax Fees	—	—
All Other Fees	—	—
Audit Fees
Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by Marcum for the 2021 and 2020 audits totaling $98,030 and $79,825, respectively. Fees also include services rendered by Marcum for their reviews of the condensed financial statements included in the Company’s Form 10-Q’s during the first three quarters of 2021 and 2020 totaling $66,605 and $70,630, respectively.
Audit-Related Fees
The audit-related fees in 2021 relate to the Company’s at-the-market offering, and the registration statements on Form S-8 and Form S-3 filed with the SEC in November 2021 and December 2021, respectively. The fees in 2020 relate to the Company’s August 2020 public offering and registration statements on Forms S-3 filed with the SEC in April 2020 and May 2020 and Form S-8 filed with the SEC in August 2020.

Tax Fees
No tax fees were billed to us by Marcum for the years ended December 31, 2021 or 2020.
All Other Fees
No other fees were billed to us by Marcum for the years ended December 31, 2021 or 2020.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Kenneth B. Lee, Jr. (Chair)
Curt Labelle, M.D., MBA
Charles E. Mather IV
Stephen Benjamin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 18, 2022 unless otherwise noted below for the following:
•
each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•
the named executive officers set forth in the Summary Compensation Table;

•
each director; and

•
all current directors and executive officers as a group.

Applicable percentage ownership is based on 31,698,424 shares of our common stock outstanding as of April 18, 2022, unless otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 18, 2022 is deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Eyenovia, Inc., 295 Madison Avenue, Suite 2400, New York, NY 10017.
Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage
Directors and Named Executive Officers
Tsontcho Ianchulev(1)	2,211,788	6.8%
John Gandolfo(2)	285,993	*
Michael Rowe(3)	277,137	*
Julia A. Haller(4)	19,476	*
Curt H. LaBelle(5)	1,024,450	3.2
Kenneth B. Lee, Jr.(6)	65,317	*
Charles E. Mather IV(7)	74,317	*
Anthony Y. Sun(8)	59,317	*
Rachel Jacobson(9)	7,755	*
Stephen Benjamin(10)	7,755	*
All directors and executive officers as a group (10 persons)(11)	3,286,638	9.7
5% Stockholders:
Stuart Grant(12)	5,504,554	17.0%
Shuhei Yoshida(13)	1,751,900	5.5

*
Less than 1% of the outstanding shares of our common stock.

(1)
Includes (i) 579,895 shares of common stock, 817,403 shares underlying options and 61,823 shares underlying warrants held by Dr. Ianchulev directly that are exercisable within 60 days of April 18, 2022, (ii) 606,667 shares of common stock and 140,000 shares of common stock underlying options held by PME that are exercisable within 60 days of April 18, 2022, and (iii) 6,000 shares of common stock held by The Meliora Trust. Dr. Ianchulev is one of the two principal shareholders of PME and therefore may be deemed to have beneficial ownership of the shares of common stock held by PME.

(2)
Includes (i) 6,000 shares of common stock and (ii) 279,993 shares of common stock underlying options that are exercisable within 60 days of April 18, 2022.

(3)
Includes (i) 5,500 shares of common stock and (ii) 271,637 shares of common stock underlying options that are exercisable within 60 days of April 18, 2022.

(4)
Includes (i) 8,186 RSUs that vest within 60 days of April 18, 2022 and (ii) 11,290 shares of common stock underlying options that are exercisable within 60 days of April 18, 2022.

(5)
Includes (i) 15,914 shares of common stock, (ii) 26,322 RSUs that vest within 60 days of April 18, 2022, and (iii) 235,547 shares underlying options that are exercisable within 60 days of April 18, 2022, held by Dr. LaBelle directly; additionally, includes (a) 606,667 shares of common stock and (b) 140,000 shares of common stock underlying options that are exercisable within 60 days of April 18, 2022, both held by PME. Dr. LaBelle is one of the two principal shareholders of PME and therefore, may be deemed to have beneficial ownership of the shares of common stock held by PME.

(6)
Includes (i) 6,000 shares of common stock, (ii) 26,322 RSUs that vest within 60 days of April 18, 2022, and (iii) 32,995 shares underlying options that are exercisable within 60 days of April 18, 2022.

(7)
Includes (i) 15,000 shares of common stock, (ii) 26,322 RSUs that vest within 60 days of April 18, 2022, and (iii) 32,995 shares underlying options that are exercisable within 60 days of April 18, 2022.

(8)
Includes (i) 26,322 RSUs that vest within 60 days of April 18, 2022, and (ii) 32,995 shares underlying options that are exercisable within 60 days of April 18, 2022.

(9)
Includes (i) 3,289 RSUs that vest within 60 days of April 18, 2022, and (ii) 4,466 shares underlying options that are exercisable within 60 days of April 18, 2022.

(10)
Includes (i) 3,289 RSUs that vest within 60 days of April 18, 2022, and (ii) 4,466 shares underlying options that are exercisable within 60 days of April 18, 2022.

(11)
Includes (i) 1,240,976 shares of common stock, (ii) 120,052 RSUs that vest within 60 days of April 18, 2022, (iii) 1,863,787 shares of common stock underlying options that are exercisable within 60 days of April 18, 2022, and (iv) 61,823 shares of common stock underlying warrants that are exercisable within 60 days of April 18, 2022.

(12)
Based on a Schedule 13D/A filed with the SEC on February 8, 2022 and subsequent reports filed pursuant to Section 16 of the Exchange Act by Mr. Grant. Includes (i) 4,827,124 shares of common stock and (ii) 677,430 shares of common stock underlying warrants that are exercisable within 60 days of April 18, 2022. Mr. Grant’s address is 11 Summit Lane, Greenville, Delaware 19807.

(13)
Based on a Schedule 13D/A filed with the SEC on August 24, 2021 by Mr. Yoshida and Senju Pharmaceutical Co., Ltd. (“Senju”). Includes (i) 13,334 shares of common stock held by Mr. Yoshida directly and (ii) 1,738,566 shares of common stock held by Senju. Senju is owned by the family of Mr. Yoshida and, therefore, he may be deemed to have beneficial ownership of the shares of common stock held by Senju. The address of Senju is 3-1-2 Kawaramachi, Chuo-ku, Osaka 541-0048, Japan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our common stock or other equity securities to file with the SEC certain reports of ownership and reports of changes in ownership of our securities. Executive officers, directors, and stockholders who hold more than 10% of our outstanding registered common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). Based solely on a review of this information and written representations from these persons that no other reports were required, we believe that, during the prior fiscal year all of our executive officers, directors, and, to our knowledge, 10% stockholders complied with the filing requirements of Section 16(a) of the Exchange Act, except for the Form 4 filings for each of Julia A. Haller, M.D., Frederic Eshelman, Anthony Y. Sun, M.D., Charles E. Mather, IV, Ernest Mario, Ph.D., Kenneth B. Lee, Jr. and Curt H. LaBelle, M.D., M.B.A., each of whom filed their respective Forms 4 on November 22, 2021 to report a grant of 6,963 restricted stock units and 9,653 stock options made on November 17, 2021.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of April 18, 2022:
Name	Age	Position
Tsontcho Ianchulev, M.D., M.P.H.	47	Chief Executive Officer, Chief Medical Officer, Chairman and Director
John Gandolfo	61	Chief Financial Officer and Secretary
Michael Rowe	59	Chief Operating Officer
Dr. Ianchulev has been serving as our Chief Executive Officer, Chief Medical Officer and a member of our Board of Directors since March 2014, and has served as our Chairman of the Board since February 2022. From 2009 to 2016, he was the chief medical officer and the head of technology and business development for Transcend Medical, Inc. (acquired by Novartis AG (NYSE: NVS)/Alcon Inc. (NYSE: ALC)). Prior to that, while at Genentech, Inc. (previously NYSE: DNA, before going private in 2009), Dr. Ianchulev headed the ophthalmology research group and directed the development and the FDA approval of Lucentis. Dr. Ianchulev currently serves as a director of the ASCRS Foundation, and is a member of the board of directors of Iantrek, Inc. and AEye, Inc. He was formerly chairman of the board of directors of ianTECH, Inc. from 2014 until its acquisition by Carl Zeiss Meditec AG (ETR: AFX) in December 2018. Dr. Ianchulev received his B.S. from the University of Rochester. He received both his M.D. and an M.P.H. from Harvard University and completed his specialty training at the Doheny Eye Institute. Currently, Dr. Ianchulev serves as a professor in the New York Eye and Ear Infirmary of Mount Sinai.
John Gandolfo has been serving as our Chief Financial Officer and Secretary since December 2017. Mr. Gandolfo has approximately 35 years of experience as a chief financial officer of multiple rapidly growing private and publicly held companies with a primary focus in the life sciences, healthcare and medical device areas. Mr. Gandolfo has had direct responsibility over capital raising, including five public offerings, financial management, mergers and acquisition transactions and SEC reporting throughout his professional career. Prior to joining Eyenovia, Mr. Gandolfo was Chief Financial Officer of Xtant Medical Holdings, Inc. (NYSE: XTNT) from July 2010 through August 2017. Prior to joining Xtant, he served as the Chief Financial Officer for Progenitor Cell Therapy, L.L.C., the global contract development and manufacturing services platform of the Hitachi Chemical Co., Ltd. (now known as Showa Denko Materials, Co., Ltd.) Regenerative Medicine Business Sector, represented in the United States by Hitachi Chemical Advanced Therapeutics Solutions, LLC (now known as Minaris Regenerative Medicine, LLC), a manufacturer of stem cell therapies, from January 2009 to June 2010. Prior to joining Progenitor, Mr. Gandolfo served as the Chief Financial Officer of Power Medical Interventions, Inc. (acquired by Covidien Public Limited Company, which was in turn acquired by Medtronic Public Limited Company (NYSE: MDT)), a publicly held developer and manufacturer of computerized surgical stapling and cutter systems, from January 2007 to January 2009. Prior to joining Power Medical Interventions, Mr. Gandolfo was the Chief Financial Officer of Bioject Medical Technologies Inc., a then publicly held supplier of needle-free drug delivery systems to the pharmaceutical and biotechnology industries, from September 2001 to May 2006, and he served on the Bioject’s board of directors from September 2006 through May 2007. Prior to joining Bioject, Mr. Gandolfo was the Chief Financial Officer of Capital Access Network, Inc. (now known as CAN Capital, Inc.), a privately held specialty finance company, from 2000 through September 2001, and Xceed Software, Inc. (OTC: EXDW), an Internet consulting firm, from 1999 to 2000. From 1994 to 1999, Mr. Gandolfo was Chief Financial Officer and Chief Operating Officer of Impath, Inc., a then publicly held, cancer-focused healthcare information company. From 1987 through 1994, he was Chief Financial Officer of Medical Resources, Inc., a then publicly held manager of diagnostic imaging centers throughout the United States. Mr. Gandolfo currently serves on the board of directors and audit and compensation committees of Odyssey Group International, Inc. (OTC: ODYY) and on the board, compensation committee and audit committee of electroCore, Inc. (NASDAQ:ECOR). Mr. Gandolfo received his B.A. in business administration from Rutgers University. He is a certified public accountant (inactive status) who began his professional career at Price Waterhouse.
Michael Rowe has served as the Company’s Chief Operating Officer since January 2021. Prior to that, he served as the Company’s Vice President, Commercial since October 2019, having first joined the Company in July 2018 as Vice President, Marketing. From February 2016 to June 2018, Mr. Rowe was

Senior Director of U.S. and Global Marketing, Ophthalmology at Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), where he was responsible for the United States and international commercialization of glaucoma and ocular hypertension products. From July 2010 until February 2016, Mr. Rowe served in various strategic management roles at Allergan plc (since acquired by AbbVie Inc. (NYSE: ABBV)), most recently as the Head of Corporate Competitive Intelligence, where he supported multiple corporate strategic initiatives as well as strategic planning for the company’s worldwide glaucoma franchise. Mr. Rowe also has held senior marketing roles at Bayer Healthcare Pharmaceuticals Inc., Women First HealthCare, Inc. (a former public company) and senior marketing and health economics roles at Pfizer Inc. (NYSE: PFE). Mr. Rowe received an M.S. from Rensselaer Polytechnic Institute and received a B.A. from The State University of New York at Stony Brook.

EXECUTIVE COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies”, as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. The following discussion relates to the compensation of Dr. Ianchulev (our Chief Executive Officer and Chief Medical Officer), John P. Gandolfo (our Chief Financial Officer), and Michael M. Rowe (our Chief Operating Officer), each a “named executive officer” for 2021.
Key Elements of Our Compensation Program for 2021
In 2021, we compensated our named executive officers through a combination of base salary and long-term equity incentives in the form of options. Our executive officers are also eligible for our standard benefits programs, which include group health insurance and vacation programs.
We do not use specific formulas or weightings in determining the allocation of the various compensation elements. Instead, the compensation for our named executive officers has been designed to provide a combination of fixed and at-risk compensation that is tied to the achievement of our short- and long-term objectives. We believe that this approach achieves the primary objectives of our compensation program.
We are continually evaluating various compensation programs to implement as our business evolves. The disclosures below describe our historical compensation practices.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for fiscal years ended December 31, 2021 and 2020. The Company does not have any non-equity incentive plans or awards.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
Tsontcho Ianchulev, Chief Executive Officer and Chief Medical Officer	2021	$572,000(4)	$298,584	$629,000(2)	$11,600(3)	$1,511,184
	2020	$450,000(4)	$270,000	$598,400(5)	$11,913(6)	$1,330,313
John P. Gandolfo, Chief Financial Officer	2021	$399,000(9)	$138,852	$576,800(7)	$11,600(8)	$1,126,252
	2020	$366,000(9)	$128,100	$240,800(10)	$12,010(11)	$746,910
Michael M. Rowe Chief Operating Officer	2021	$360,000(14)	$125,280	$576,800(12)	$10,499(13)	$1,172,579
	2020	$275,000(14)	$82,500	$297,100(15)	$10,633(16)	$665,233

(1)
The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions underlying the valuation of equity awards.

(2)
During 2021, we granted an option to purchase 139,867 shares of common stock at an exercise price of $6.01 per share to Dr. Ianchulev. The option had a grant date value of $629,000. The option is exercisable as to one-third of the shares underlying the option on January 30, 2022 and the remaining shares underlying the option become exercisable in 24 one-month anniversaries thereafter.

(3)
Represents amounts paid to Dr. Ianchulev in 2021 for matching funds for his contributions to the Eyenovia 401(k) program.

(4)
Dr. Ianchulev was paid pursuant to the terms of an Employment Agreement dated as of February 15, 2019.

(5)
During 2020, we granted an option to purchase 285,255 shares of common stock at an exercise price of $2.72 per share to Dr. Ianchulev. The option had a grant date value of  $598,400. The option is exercisable as to one-third of the shares underlying the option on June 3, 2021 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(6)
Represents amounts paid to Dr. Ianchulev in 2020 for matching funds for his contributions to the Eyenovia 401(k) program.

(7)
During 2021, we granted an option to purchase 128,258 shares of common stock at an exercise price of $6.01 per share to Mr. Gandolfo. The option had a grant date value of $576,800 The option is exercisable as to one-third of the shares underlying the option on January 30, 2022 and the remaining shares underlying the option become exercisable in 24 one-month anniversaries thereafter.

(8)
Represents amounts paid to Mr. Gandolfo in 2021 for matching funds for his contributions to the Eyenovia 401(k) program.

(9)
Mr. Gandolfo was paid pursuant to the terms of an Employment Agreement dated February 15, 2019.

(10)
During 2020, we granted an option to purchase 114,774 shares of common stock at an exercise price of $2.72 per share to Mr. Gandolfo. The option had a grant date value of $240,800. The option is exercisable as to one-third of the shares underlying the option on June 3, 2021 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(11)
Represents amounts paid to Mr. Gandolfo in 2020 for matching funds for his contributions to the Eyenovia 401(k) program as well as $2,000 in consideration for signing an Employment Agreement dated as of February 15, 2019.

(12)
During 2021, we granted an option to purchase 128,258 shares of common stock at an exercise price of $6.01 per share to Mr. Rowe. The option had a grant date value of $576,800 The option is exercisable as to one-third of the shares underlying the option on January 30, 2022 and the remaining shares underlying the option become exercisable in 24 one-month anniversaries thereafter.

(13)
Represents amounts paid to Mr. Rowe in 2021 for matching funds for his contributions to the Eyenovia 401(k) program.

(14)
Mr. Rowe was paid pursuant to the terms of an Employment Agreement dated February 15, 2019, as amended on February 1, 2021.

(15)
During 2020, we granted an option to purchase 141,622 shares of common stock at an exercise price of $2.72 per share to Mr. Rowe. The option had a grant date value of $297,100. The option is exercisable as to one-third of the shares underlying the option on June 3, 2021 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter.

(16)
Represents amounts paid to Mr. Rowe in 2020 for matching funds for his contributions to the Eyenovia 401(k) program.

Employment and Consulting Arrangements
Dr. Ianchulev
Dr. Ianchulev is currently compensated for his services as our Chairman, Chief Executive Officer and Chief Medical Officer pursuant to an Employment Agreement dated February 15, 2019 (the “Ianchulev Employment Agreement”).
Under the terms of the Ianchulev Employment Agreement, the Company must pay Dr. Ianchulev a base salary of not less than $450,000 per year. Dr. Ianchulev is eligible to receive an annual cash bonus, based upon the achievement of pre-established annual individual and Company objectives determined by the Company’s Board of Directors or its Compensation Committee. He is also eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors or Compensation Committee.
John P. Gandolfo
Mr. Gandolfo is currently compensated for his services as our Chief Financial Officer pursuant to an Employment Agreement dated February 15, 2019 (the “Gandolfo Employment Agreement”).

Under the terms of the Gandolfo Employment Agreement, the Company must pay Mr. Gandolfo a base salary of not less than $366,000 per year. Mr. Gandolfo is eligible to receive an annual cash bonus, based upon the achievement of pre-established annual individual and Company objectives determined by the Company’s Board of Directors or its Compensation Committee. He also is eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors or Compensation Committee.
Michael M. Rowe
Mr. Rowe is currently compensated for his services as our Chief Operating Officer pursuant to an Employment Agreement dated February 15, 2019, as amended on February 1, 2021 (the “Rowe Employment Agreement”).
Under the terms of the Rowe Employment Agreement, the Company paid Mr. Rowe a base salary of not less than $275,000 per year, until the February 2021 amendment to the Rowe Employment Agreement, which increased his base salary to $360,000 per year. Mr. Rowe is eligible to receive an annual cash bonus, based upon the achievement of pre-established annual individual and Company objectives determined by the Company’s Board of Directors or its Compensation Committee. He is also eligible to receive equity award grants pursuant to the terms and conditions of the Company’s then current equity plan, subject to the terms of an equity agreement as approved by the Board of Directors or Compensation Committee.
Termination of Employment Agreements
The Ianchulev Employment Agreement, Gandolfo Employment Agreement and Rowe Employment Agreement (collectively, the “Employment Agreements”) discussed above provide that if the executive’s employment is terminated by the Company without “Cause” (as defined in the Company’s 2018 Omnibus Stock Incentive Plan) or the executive suffers an “Involuntarily Termination” (as defined in the Employment Agreements) provided that the executive has signed a full release of all claims, the executive will be entitled to receive: (i) severance pay equal to twelve months of his then-current base salary, and (ii) a reimbursement for health insurance benefits under COBRA for the executive and his spouse and dependents for a period of twelve months or until the executive becomes eligible for comparable insurance benefits from another employer, whichever is earlier.
As defined in the Company’s 2018 Omnibus Stock Incentive Plan, “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service: (i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs; or (ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.
As defined in the Ianchulev Employment Agreement, “Involuntary Termination” means the occurrence of any of the following without the written consent of Executive: (i) a material diminution in Executive’s Base Salary, Bonus target or benefits (other than a material diminution that is applicable to all similarly situated employees and executives of the Company in connection with an across-the-board cost savings strategy); (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a material diminution in the level of Executive’s reporting structure, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board; or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.
As defined in Gandolfo Employment Agreement and Rowe Employment Agreement, “Involuntary Termination” means the occurrence of any of the following without the written consent of Executive: (i) a material diminution in Executive’s Base Salary, Bonus target or benefits (other than a material diminution that is applicable to all similarly situated employees and executives of the Company in connection with an across-the-board cost savings strategy); (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a material diminution in the level of Executive’s reporting structure, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the CEO; or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.
Change in Control Provision of Employment Agreements
Each of the Employment Agreements discussed above also provides that if within 12 months following any “Corporate Transaction” (as defined in the Company’s 2018 Omnibus Stock Incentive Plan) of the Company, the executive’s employment is terminated by the Company without Cause or the executive suffers an Involuntary Termination, provided that the executive has signed a full release of all claims, the executive will be entitled to receive, in lieu of what is described in the above paragraph: (i) severance pay equal to 12 months of his then-current base salary, and (ii) a reimbursement for health insurance benefits under COBRA for the executive and his spouse and dependents for a period of 12 months or until the executive becomes eligible for comparable insurance benefits from another employer, whichever is earlier.
As defined in the Company’s 2018 Omnibus Stock Incentive Plan, a “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

Outstanding Equity Awards as of December 31, 2021
The following table sets forth information regarding all outstanding stock options held by our named executive officers as of December 31, 2021:
Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Tsontcho Ianchulev, Chief Executive Officer and Chief Medical Officer	70,000(1)	—	$1.24	03/23/2025
	267,370(2)	—	$1.95	07/07/2027
	124,210(3)	—	$6.20	07/24/2028
	142,877	40,826(4)	$3.11	08/16/2029
	142,626	142,629(5)	$2.72	06/03/2030
	—	139,867(6)	$6.01	01/29/2031
John Gandolfo, Chief Financial Officer	71,200(7)	—	$8.72	04/16/2028
	24,842(8)	—	$6.20	07/24/2028
	41,534	11,868(4)	$3.11	08/16/2029
	57,386	57,388(5)	$2.72	06/03/2030
	—	128,258(6)	$6.01	01/29/2031
Michael Rowe, Chief Operating Officer	60,000(9)	—	$6.30	07/02/2028
	19,874(8)		$6.20	07/24/2028
	33,227	9,495(4)	$3.11	08/16/2029
	70,810	70,812(5)	$2.72	06/03/2030
	—	128,258(6)	$6.01	01/29/2031

(1)
Options to purchase 280,000 shares of common stock at an exercise price of $1.24 per share were issued to PME in 2015. PME exercised half of those options on January 2, 2019. Drs. Ianchulev and LaBelle are partners in PME. As a result, the fully-vested option is allocated equally to each of Drs. Ianchulev and LaBelle.

(2)
The option to purchase 401,056 shares of common stock became exercisable as to 11,140 shares underlying the option on August 7, 2017 and became exercisable in equal 11,140 share amounts on each of the 35 one-month anniversaries thereafter, subject to acceleration in certain circumstances. On January 2, 2019, the holder partially exercised the option to purchase 133,686 shares of common stock.

(3)
The option was to be exercisable as to one-third of the shares underlying the option on July 24, 2019 and the remaining shares underlying the option became exercisable in equal increments on each of the 24 one-month anniversaries thereafter. On February 13, 2019, the Board of Directors approved the acceleration and immediate vesting of this grant in connection with Dr. Ianchulev’s employment.

(4)
The option became exercisable as to one-third of the shares underlying the option on August 16, 2020 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

(5)
The option became exercisable as to one-third of the shares underlying the option on June 3, 2021 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

(6)
The option became exercisable as to one-third of the shares underlying the option on January 30, 2022 and the remaining shares underlying the option become exercisable in equal increments on each of the 24 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

(7)
The option became exercisable as to 1,977 shares underlying the option on May 16, 2018 and became exercisable in equal 1,977 share amounts on each of the 35 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

(8)
The option became exercisable as to one-third of the shares underlying the option on July 24, 2019 and became exercisable in equal share amounts on each of the 24 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

(9)
The option became exercisable as to 1,666 shares underlying the option on August 2, 2018 and became exercisable in equal 1,666 share amounts on each of the 35 one-month anniversaries thereafter, subject to acceleration in certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Below we describe transactions since January 1, 2020 to which we have been or are a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds $120,000 and in which any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.
Arrangement with Dr. LaBelle
Dr. LaBelle entered into a consulting agreement with us on July 6, 2017 through Cura Partners to provide consulting services not to exceed two days a week. Dr. LaBelle is entitled to receive $9,567 per month and $250 per hour for any additional work, for advisory services performed by Dr. LaBelle. During the year ended December 31, 2020, we incurred $76,536 in expenses related to this agreement. This agreement was terminated on September 1, 2020.
License Agreement with Senju Pharmaceutical Co., Ltd.
During 2015, the Company entered into an exclusive license agreement with Senju (the “Senju License Agreement”) whereby the Company agreed to grant to Senju an exclusive, royalty-bearing license for its microdose product candidates for Asia to sublicense, develop, make, have made, manufacture, use, import, market, sell, and otherwise distribute the microdose product candidates. In consideration for the license, Senju agreed to pay to Eyenovia five percent (5%) royalties on sales (net of certain manufacturing costs) for the term of the Senju License Agreement, subject to certain adjustments upon the loss of patent coverage for the term of the license agreement. The agreement will continue in full force and effect, on a country-by-country basis, until the latest to occur of: (i) the tenth (10th) anniversary of the first commercial sale of such a product candidate in a country; or (ii) the expiration of the licensed patents in a country. As of the date of this filing, there have been no commercial sales of such a product in Asia; therefore, no royalties have been earned. Senju is owned by the family of a former member of the Company’s Board of Directors and, together, they beneficially own greater than 5% of the Company’s common stock.
On April 8, 2020, Eyenovia entered into an amendment (the “Senju License Amendment”) to the Senju License Agreement. Pursuant to the Senju License Amendment, the Company can license to any third party the right to research, develop, commercialize, manufacture or use certain products identified below (the “Senju Licensed Products”) previously licensed to Senju in China (including the People’s Republic of China, Hong Kong, Macao, and Taiwan) and South Korea (the “Territory”) in the agreement executed by the Company on April 8, 2021. The Senju Licensed Products are those using piezo-print technology in a microdose dispenser with (i) atropine sulfate as its sole active ingredient to treat myopia in humans and (ii) pilocarpine as its sole active ingredient to treat presbyopia in humans.
Pursuant to the Senju License Amendment, the Company must pay Senju (a) a percentage in the range of 30 to 40 percent of revenue on any lump-sum payments the Company receives from the third party, revenue (net of costs) obtained by the Company from contract research and/or development of the Senju Licensed Product in the Territory, and revenue (net of costs) obtained by the Company from contract manufacture for the device of the Senju Licensed Product in the Territory, the aggregate of which must be at least a $9 million minimum payment to Senju; and (b) a percentage in the range of 30 to 40 percent of any sales royalty revenue the Company receives from the third party. Since the Company executed a third-party license prior to April 8, 2021, the License Amendment will remain in effect for the duration of the license, subject to early termination.
The Senju License Agreement was further amended in a Letter Agreement by and between the Company and Senju on August 10, 2020 (the “Letter Agreement”). Pursuant to the Letter Agreement, the Company will pay a percentage in the range of 30 to 40 percent of certain payments, royalties, or net proceeds received from Arctic Vision in connection with the Arctic Vision License Agreement to Senju.The Senju License Agreement was amended further by the License Amendment 2, effective September 14, 2021 (the “Amendment 2”). The Amendment 2 excludes Greater China and South Korea from the territory in which Senju was granted an exclusive royalty-bearing license from the Company. In consideration for this exclusion, and upon and after the execution of Amendment 1 with Arctic Vision, the Company must make payments to Senju based on non-royalty license revenue and sales revenue, including the following:

1.
a one-time upfront payment of $250,000, paid on September 17, 2021, which represented an inducement to Senju to approve Amendment 1 of the Arctic Vision License Agreement related to the MicroStat product;

2.
a percentage in the range from thirty percent to forty percent of any upfront or milestone lump sum payments, or net revenues received by the Company in connection with any licensed product using piezo-print technology in a microdose dispenser containing: (a) the chemical substance atropine sulfate as its sole active ingredient and that is used for the treatment of myopia in humans; (b) the chemical substance pilocarpine as its sole active ingredient and that is used for the treatment of presbyopia in humans; or (c) the chemical substances phenylephrine and tropicamide in combination as active ingredients that are used for pharmaceutical mydriasis in humans (the “LA2 Licensed Product”) from certain third parties; and

3.
a percentage in the range from thirty to forty percent of the amounts received by the Company in connection with sales of the LA2 Licensed Product in China and South Korea by certain third parties.

Indemnification Agreements
Our third amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. We also maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions. We have also entered into director indemnification agreements with each of our directors.
Employment and Consulting Arrangements
We have entered into employment and consulting arrangements with our named executive officers that provide for salary and severance compensation. For more information regarding these arrangements and amounts earned pursuant to them, see “Executive Compensation — Employment and Consulting Arrangements” and the “Summary Compensation Table” above.
Equity Issued to Executive Officers and Directors
We granted options and restricted stock units to our named executive officers and directors in 2021, as more fully described in the “Outstanding Equity Awards as of December 31, 2021” table and “Director Compensation” above.
In January 2021, Dr. Ianchulev exercised a warrant to purchase 41,216 shares of the Company’s common stock at an exercise price of $4.12 per share, resulting in total cash proceeds to the Company of $0.1 million.
In January 2021, Dr. Mario exercised a warrant to purchase 41,216 shares of the Company’s common stock at an exercise price of $4.12 per share, Mario Family Partners LP exercised a warrant to purchase 41,216 shares of the Company’s common stock at an exercise price of $4.12 per share, and the Mario 2002 Grandchildren’s Trust exercised a warrant to purchase 20,608 shares of the Company’s common stock at an exercise price of $2.06 per share, resulting in total cash proceeds to the Company of $0.2 million. Dr. Mario, a former member of our board of directors, may be deemed to be a beneficial owner of the shares held by Mario Family Partners LP and the Mario 2002 Grandchildren’s Trust.
Procedures for Approval of Related-Party Transactions
The Audit Committee, pursuant to its written charter and our Related Party Transaction Policy, is responsible for reviewing and approving or ratifying any related-party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related-party transaction, the committee, among other things, considers, consistent with Item 404 of Regulation S-K, the following:

•
whether the transaction was undertaken in the ordinary course of business;

•
whether the transaction was initiated by the Company or the related person;

•
whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve the related person;

•
whether there are business reasons for the Company to enter into the transaction;

•
the approximate dollar value of the transaction, and the significance of that amount, particularly as it relates to the related person;

•
whether the transaction would impair the independence of an outside director;

•
any pre-existing contractual obligations; and

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer, or the related person, the direct or indirect nature of the director’s, executive officer’s, or the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to vote or participate in discussions regarding approval or ratification of the transaction, but must provide all material information regarding the transaction to the Audit Committee.
Future transactions between us and our officers, directors, or 5% stockholders, and respective affiliates will be on terms that the committee determines in good faith to be in the best interests of the Company and its stockholders and will be approved by a majority of our directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.
To the best of our knowledge, since January 1, 2021, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC and applicable Delaware law. We have not received any stockholder proposals for consideration at our Annual Meeting.
Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2023 annual meeting of stockholders, it must be delivered to our principal executive offices located at 295 Madison Avenue, Suite 2400, New York, NY 10017 by January 2, 2023. To be considered for presentation at the 2023 annual meeting of stockholders, although not included in the proxy statement, proposals (other than for director nominations) must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s annual meeting; provided, however, that if the date of the 2023 annual meeting is more than 30 days before or 60 days after June 16, 2023, notice by the stockholder must be delivered not later than the close of business no earlier than the 120th day prior to the 2023 annual meeting or the later of  (1) the 90th day prior to the 2023 annual meeting or (2) the 10th day following the first public announcement of the date of the 2023 annual meeting.
Delaware law permits any stockholder of record to nominate directors. Stockholders wishing to nominate a director must deliver written notice of the nomination either by personal delivery or by U.S. certified mail, postage prepaid, to the Corporate Secretary (i) with respect to an election to be held at an annual meeting of stockholders, not more than 90 and not less than 60 days before the meeting at which directors are to be elected, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to stockholders. Stockholder notices must set forth the specific information as more fully described in our amended and restated bylaws and in “Corporate Governance — Selection of Nominees for our Board of Directors” above.
Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which the Company does not have notice prior to March 16, 2023.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Annual Report, Notice of Internet Availability, and/or Proxy Statement either now or in the future, please contact our Corporate Secretary either by calling 1-917-289-1117 or by mailing a request to Attn: Corporate Secretary, 295 Madison Avenue, Suite 2400, New York, NY 10017. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the Annual Report, this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Annual Reports, Notices of Internet Availability, or multiple copies of proxy statements may request to receive a single Annual Report, Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC is accessible free of charge on our website at www.eyenovia.com under Investors — Financials — SEC Filings. The Annual Report on Form 10-K contains audited balance sheets of the Company as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021. You can request a copy of our Annual Report on Form 10-K, including our financial statements, free of charge by calling 1-917-289-1117 or sending an e-mail to our Corporate Secretary at admin@eyenovia.com. Please include your contact information with the request.

OTHER MATTERS
We do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.
THE BOARD OF DIRECTORS
Dated: May 2, 2022

Annex A
EYENOVIA, INC.
AMENDED AND RESTATED
2018 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED
2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on March 6, 2018 and June 11, 2018, respectively
Amendment to 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on April 5, 2019 and June 11, 2019, respectively
Amendment and Restatement of 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on April 7, 2020 and June 30, 2020, respectively
Amendment to Amended and Restated 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on March 31, 2021 and June 16, 2021, respectively
Amendment to Amended and Restated 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on February 28, 2022 and [•], 2022, respectively
1. Purposes of the Plan.   The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.
2. Definitions.   The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a) “Administrator” means the Plan Administrator as described in Section 4.
(b) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(c) “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.
(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i) that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs; or
(ii) in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.
(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.
(j) “Common Stock” means the Company’s voting common stock, $0.0001 par value per share.
(k) “Company” means Eyenovia, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option beginning on the day three months and one day following the expiration of such three month period.
(n) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii) the complete liquidation or dissolution of the Company;
(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or
(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.
(o) “Data” has the meaning set forth in Section 22 of this Plan.
(p) “Director” means a member of the Board or the board of directors of any Related Entity.
(q) “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.
(r) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
(s) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(t) “Effective Date” has the meaning set forth in Section 15 below.
(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.
(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.
(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(aa) “Officer’ means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(bb) “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.
(cc) “Parent’ means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd) “Performance Period” means the time period during which specified performance criteria must be met in connection with vesting of an Award as determined by the Administrator, as described in Section 6(d) below.
(ee) “Plan” means this Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as the same may be amended from time to time.
(ff) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.
(gg) “Related Entity” means any Parent or Subsidiary of the Company.
(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(ll) “Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.
(mm) “Share” means a share of the Common Stock.
(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(oo) “Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.
3. Stock Subject to the Plan.
(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for Awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of an SAR pursuant to Section 6(1), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of Shares which it was entitled to issue upon such exercise, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for Awards under the Plan.
4. Administration of the Plan.
(a) Plan Administrator.
(i) Administration with Respect to Directors and Officers.   With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and may or may not be composed of members of the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(b) Multiple Administrative Bodies.   The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.
(c) Powers of the Administrator.   Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii) to determine whether and to what extent Awards are granted hereunder;
(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv) determine the vesting schedule applicable to all Awards under the Plan, provided, however, that in any event the minimum vesting period for all Awards granted under the Plan after the Effective Date will be at least 12 months from the applicable date of grant such that no portion of any such Award will vest or become exercisable prior to the first anniversary of the date of grant of such Award;
(v) to determine the type, terms and conditions of any Award granted hereunder;
(vi) to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto (notwithstanding the minimum vesting requirement set forth in Section 2(c)(iv) above), or to waive any other limitation or restriction with respect to an Award;
(vii) to approve forms of Award Agreements for use under the Plan;
(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;
(ix) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;
(x) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(xi) to institute an option exchange program;
(xii) to make other determinations as provided in this Plan; and
(xiii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5. Eligibility.   Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company or any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6. Terms and Conditions of Awards.
(a) Types of Awards.   The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.
(b) Designation of Award.   Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, any portion of an Option designated as an Incentive Stock Option that exceeds the $100,000 limitation of Section 422(d) of the Code will be treated as a Non-Qualified Stock Option. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall be a Non-Qualified Stock Option.
(c) Conditions of Award.   Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule (subject to the limitation set forth in Section 2(c)(iv) above), repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d) Performance-Based Awards.   The Administrator may include in an Award provisions such that the vesting or other realization of an Award by a Grantee will be subject to the achievement of certain performance criteria as the Administrator may determine over the course of a Performance Period determined by the Administrator.
(i) The performance criteria will be established by the Administrator and may include any one of, or combination of, the following criteria:
(A) Net earnings or net income (before or after taxes);
(B) Earnings per share;
(C) Net sales growth;
(D) Net operating profit;
(E) Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(F) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(G) Cash flow per share;
(H) Earnings before or after taxes, interest, depreciation, and/or amortization;
(I) Gross or operating margins;
(J) Productivity ratios;
(K) Share price (including, but not limited to, growth measures and total stockholder return);
(L) Expense targets or ratios;
(M) Charge-off levels;
(N) Improvement in or attainment of revenue levels;
(O) Margins;
(P) Operating efficiency;
(Q) Operating expenses;
(R) Economic value added;
(S) Improvement in or attainment of expense levels;
(T) Improvement in or attainment of working capital levels;
(U) Debt reduction;
(V) Capital targets;
(W) Regulatory, clinical or manufacturing milestones; and
(X) Consummation of acquisitions, dispositions, projects or other specific events or transactions.
(ii) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Award to Award, and from Grantee to Grantee, and may be established on a standalone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that performance-based Awards under this Section 6(d) satisfy all requirements of the Applicable Laws.
(iii) Before the 90th day of the applicable Performance Period (or, if the Performance Period is less than one year, no later than the number of days which is equal to 25% of such Performance Period), the Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of the such criteria.
(iv) Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Awards for such Performance Period. A Grantee will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance criteria for such Performance Period are achieved. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Grantee remained employed through the end of the Performance Period.
(v) Payment of the Award to a Grantee shall be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.
(e) Acquisitions and Other Transactions.   The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(f) Deferral of Award Payment.   The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(g) Separate Programs.   The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(h) Early Exercise.   An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(i) Term of Award.   The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than 10 years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(j) Transferability of Awards.   Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(k) Time of Granting Awards.   The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.
(l) Stock Appreciation Rights.   An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any Grantee shall relate to such number of Shares as shall be determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing:
(i) the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by
(ii) the Fair Market Value of a Share on the exercise date.
In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(1) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.
(m) Non-Employee Director Award Limits.   The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $150,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
7. Award Exercise or Purchase Price, Consideration and Taxes.
(a) Exercise or Purchase Price.   The exercise or purchase price, if any, for an Award shall be as follows.
(i) In the case of an Incentive Stock Option:
(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant; or
(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.
(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.
(iii) In the case of other Awards, such price as is determined by the Administrator.
(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award and the Applicable Laws.
(b) Consideration.   Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(i) cash;
(ii) check;
(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;
(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vi) past or future services actually or to be rendered to the Company or a Related Entity; or
(vii) any combination of the foregoing methods of payment.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(vii), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.
8. Notice to Company of Disqualifying Disposition.   Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.
9. Tax Withholding.
(a)   Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.
(b)   The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:
(i) paying cash;
(ii) electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;
(iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;
(iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;
(v) retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or
(vi) any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.
The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
10. Rights As a Stockholder.
(a) Restricted Stock.   Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.
(b) Other Awards.   In the case of Awards other than Restricted Stock, a Grantee will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11. Exercise of Award.
(a) Procedure for Exercise.
(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.
(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(b) Exercise of Award Following Termination of Continuous Service.   In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.
(c) Disability of Grantee.   In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.
(d) Death of Grantee.   In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the 12 month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.
(e) Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award shall remain exercisable until one month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.
12. Conditions Upon Issuance of Shares; Manner of Issuance of Shares.
(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.
(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(c) Subject to the Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.
(d) No fractional Shares shall be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.
13. Adjustments.   Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.
14. Corporate Transactions.
(a) Termination of Award to Extent Not Assumed in Corporate Transaction.   Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are assumed in connection with the Corporate Transaction.
(b) Acceleration of Award Upon Corporate Transaction.   The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The

Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.
(c) Effect of Acceleration on Incentive Stock Options.   Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.
15. Effective Date and Term of Plan.   This Plan was initially adopted by the Board on March 6, 2018 and was approved by the stockholders of the Company on June 11, 2018. A subsequent amendment to the Plan was adopted by the Board on April 5, 2019 and was approved by the stockholders of the Company on June 11, 2019. The Board approved the current Plan, as amended and restated, on April 7, 2020 and the same was approved by the stockholders of the Company on June 30, 2020. The Board approved a subsequent amendment to the Plan on March 31, 2021 (the “Effective Date”). The Plan shall continue in effect for a period of 10 years from the Effective Date unless sooner terminated. The expiration of the Plan will not have the effect of terminating any Awards outstanding on such date, except as otherwise provided in the applicable Award Agreement.
16. Amendment, Suspension or Termination of the Plan.
(a) The Board may at any time suspend or terminate the Plan, or amend the Plan in any respect, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:
(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);
(ii) modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;
(iii) modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);
(iv) extend the expiration date of the Plan; and
(v) except as provided in Section 13 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s stockholders.
(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c) No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.
17. Reservation of Shares.
(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. No Effect on Terms of Employment/Consulting Relationship.   The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
19. No Effect on Retirement and Other Benefit Plans.   Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
20. Information to Grantees.   The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.
21. Electronic Delivery.   The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.
22. Data Privacy.   The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.
23. Application of Section 409A.   This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A, to the extent applicable. All Awards will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon a “change of control event” under Section 409A, and (iv) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the

Grantee’s separation from service, if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
24. Unfunded Obligation.   Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
25. Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

EYENOVIA, INC.JOHN GANDOLFO, CHIEF FINANCIAL OFFICER295 MADISON AVENUE, SUITE 2400NEW YORK, NY 10017 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EYEN2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD82465-P73004Nominees:01) Stephen Benjamin02) Tsontcho Ianchulev03) Julia A. Haller04) Kenneth B. Lee, Jr.05) Rachel Jacobson06) Charles E. Mather IV2. Approval of an amendment to the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan to reserve an additional 1,500,000 sharesof common stock for issuance thereunder.3. Ratification of the appointment of Marcum LLP as the independent registered public accounting firm of Eyenovia, Inc. for the fiscal year endingDecember 31, 2022.NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properlyexecuted will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2and FOR proposal 3.The Board of Directors recommends you vote FOR the following proposals:! ! !1. Election of DirectorsForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !EYENOVIA, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.comD82466-P73004EYENOVIA, INC.Annual Meeting of StockholdersJune 16, 2022 10:00 AM, EDTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Eyenovia, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and ProxyStatement, each dated May 2, 2022. The undersigned stockholder also appoints Tsontcho Ianchulev and John Gandolfo, with fullpower of substitution and power to act alone, as proxies to represent and to vote, as designated on the reverse side of this ballot, all of theshares of common stock of Eyenovia, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00AM, EDT on June 16, 2022, at a virtual-only meeting at the following website address: www.virtualshareholdermeeting.com/EYEN2022,and any adjournment or postponement thereof.Continued and to be signed on reverse side